Exhibit 99.1

Concentrix Reports Third Quarter 2024 Results
–Delivers revenue above the midpoint of guidance and profit within guidance range
–Returns $60 million to shareholders in the quarter through share repurchases and dividends and raises quarterly dividend by 10%
–Introduces iX Hello™, the Company’s first commercial product launch, reflecting the Company’s accelerated AI investments

Newark, Calif., September 25, 2024 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal third quarter ended August 31, 2024.

	Three Months Ended
	August 31, 2024	August 31, 2023	Change
Revenue ($M)	$2,387.4	$1,632.8	46.2%
Operating income ($M)	$153.2	$162.3	(5.6)%
Non-GAAP operating income ($M) (1)	$331.0	$231.0	43.3%
Operating margin	6.4%	9.9%	-350 bps
Non-GAAP operating margin (1)	13.9%	14.1%	-20 bps
Net income ($M)	$16.6	$77.6	(78.6)%
Non-GAAP net income ($M) (1), (2)	$192.2	$143.7	33.8%
Adjusted EBITDA ($M) (1)	$388.1	$269.3	44.1%
Adjusted EBITDA margin (1)	16.3%	16.5%	-20 bps
Diluted earnings per common share	$0.25	$1.49	(83.2)%
Non-GAAP diluted earnings per common share (1), (2)	$2.87	$2.76	4.0%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) As described in the non-GAAP reconciliations included in the accompanying financial tables, the reported amounts for non-GAAP net income and non-GAAP EPS for all periods include adjustments to exclude foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported for the prior period.

Third Quarter Fiscal 2024 Highlights:
•Revenue of $2,387.4 million, an increase of 46.2% year-on-year compared to revenue of $1,632.8 million in the prior year third quarter. The Company grew revenue 2.6% year-on-year on a pro forma constant currency basis.
•Operating income of $153.2 million, or 6.4% of revenue, compared to $162.3 million, or 9.9% of revenue, in the prior year third quarter, a reduction year-on-year primarily due to increased amortization of intangibles and planned integration expenses associated with the Company's combination with Webhelp, which closed in the fourth quarter of 2023.
•Non-GAAP operating income of $331.0 million, or 13.9% of revenue, compared to $231.0 million, or 14.1% of revenue in the prior year third quarter.
•Adjusted EBITDA of $388.1 million, or 16.3% of revenue, compared with $269.3 million, or 16.5% of revenue in the prior year third quarter.
•Cash flow from operations was $191.6 million in the quarter. Adjusted free cash flow was $135.3 million in the quarter.

•Diluted earnings per common share (“EPS”) was $0.25 compared to $1.49 in the prior year third quarter. The decrease was primarily due to increased amortization of intangibles and planned integration expenses associated with the Company's combination with Webhelp, which closed in the fourth quarter of 2023.
•Non-GAAP diluted EPS was $2.87 compared to $2.76 in the prior year third quarter.

The Company also announced today the launch of iX Hello, a Generative AI-powered solution for organizations to boost productivity and engagement within an on-brand, secure environment. iX Hello marks the first product launch in a suite of AI and GenAI technologies which the Company has already successfully deployed internally and with pre-launch clients. Further details of the product launch can be found in today’s separate press release.

“Our third quarter marked another quarter of solid revenue growth and operating results,” said Chris Caldwell, President and CEO of Concentrix. “We are also delighted to leverage our technology investments to bring our iX Hello product to market with velocity. We believe iX Hello helps augment our existing technology partner strategies, underscores the positive transformation of our business and reflects our strong competitive position as the world’s most trusted provider of intelligent experience solutions.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.3025 per share quarterly dividend on August 6, 2024. The Company’s Board of Directors has declared a quarterly dividend of $0.33275 per share payable on November 5, 2024, to shareholders of record at the close of business on October 25, 2024.
•The Company repurchased 0.6 million shares in the third quarter at a cost of $39.1 million under its previously announced share repurchase program at an average cost of $64.89 per share. At August 31, 2024, the Company’s remaining share repurchase authorization was $188.0 million.

Business Outlook
The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2024 and the full year fiscal 2024. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Fourth Quarter Fiscal 2024 Expectations:
•Fourth quarter reported revenue of $2.420 billion to $2.470 billion. Based on current exchange rates, these expectations assume an approximately 60-basis point positive impact of foreign exchange rates compared with the prior year period. The guidance implies pro forma constant currency revenue for the quarter ranging from a decrease of 0.5% to growth of 1.5%.
•Operating income of $160 million to $166 million and non-GAAP operating income of $335 million to $355 million.
•Non-GAAP EPS of $2.90 to $3.16, assuming approximately 64.5 million diluted common shares outstanding and approximately 3.7% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 24% to 25%.

Full Year Fiscal 2024 Expectations:
•Full year reported revenue of $9.591 billion to $9.641 billion. Based on current exchange rates, the expectations assume an approximately 110-basis point negative impact of foreign exchange rates compared with the prior year. The guidance implies pro forma constant currency revenue growth for the full year of 2.2% to 2.7%.
•Operating income of $611 million to $617 million and non-GAAP operating income of $1,306 million to $1,326 million.

•Non-GAAP EPS of $11.05 to $11.31, assuming approximately 65.1 million diluted common shares outstanding and approximately 3.6% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 24.4% to 24.7%.

The Company said it expects adjusted free cash flow of $625 million to $650 million for fiscal 2024. The Company expects to repurchase approximately $30 million of its common stock over the final quarter of the year for total share repurchases of more than $130 million for fiscal 2024, an increase from the Company’s previous commitment.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measures cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its third quarter fiscal 2024 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Pro forma constant currency revenue growth, which is constant currency revenue growth measured against the Company’s combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note issued in connection with the combination with Webhelp (the “sellers’ note”), change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain legal entity restructuring activity.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain legal entity restructuring activity. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, cash flows, and effective tax rate, future growth and success of the Company’s capabilities and products portfolio, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, including productivity and engagement gains, investments, share repurchase and dividend activity, capital allocation, debt repayment, business strategy, product launches, foreign currency exchange rate fluctuations, sales pipeline, and statements that include words such as believe, expect, may, will, provide, could, should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the combination with Webhelp, or that such benefits may take longer to realize than expected; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for CX solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations or regulatory guidance; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2024 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries.

From Fortune ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	August 31, 2024	November 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$246,241	$295,336
Accounts receivable, net	1,935,566	1,888,890
Other current assets	668,433	674,423
Total current assets	2,850,240	2,858,649
Property and equipment, net	732,663	748,691
Goodwill	5,084,029	5,078,668
Intangible assets, net	2,482,968	2,804,965
Deferred tax assets	114,820	72,333
Other assets	942,878	928,521
Total assets	$12,207,598	$12,491,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211,348	$243,565
Current portion of long-term debt	2,857	2,313
Accrued compensation and benefits	634,629	731,172
Other accrued liabilities	932,653	1,016,406
Income taxes payable	30,517	80,583
Total current liabilities	1,812,004	2,074,039
Long-term debt, net	4,908,866	4,939,712
Other long-term liabilities	940,301	920,536
Deferred tax liabilities	377,661	414,246
Total liabilities	8,038,832	8,348,533
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of August 31, 2024 and November 30, 2023, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 68,077 and 67,883 shares issued as of August 31, 2024 and November 30, 2023, respectively, and 64,394 and 65,734 shares outstanding as of August 31, 2024 and November 30, 2023, respectively	7	7
Additional paid-in capital	3,653,735	3,582,521
Treasury stock, 3,683 and 2,149 shares as of August 31, 2024 and November 30, 2023, respectively	(375,941)	(271,968)
Retained earnings	1,098,855	1,024,461
Accumulated other comprehensive loss	(207,890)	(191,727)
Total stockholders’ equity	4,168,766	4,143,294
Total liabilities and stockholders’ equity	$12,207,598	$12,491,827

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	August 31, 2024	August 31, 2023	% Change	August 31, 2024	August 31, 2023	% Change
Revenue
Technology and consumer electronics	$664,829	$528,281	26%	$1,988,199	$1,549,093	28%
Retail, travel and ecommerce	593,736	322,394	84%	1,745,529	935,850	87%
Communications and media	380,508	252,497	51%	1,141,926	767,278	49%
Banking, financial services and insurance	352,471	246,771	43%	1,095,616	768,388	43%
Healthcare	172,400	167,428	3%	540,162	509,960	6%
Other	223,468	115,463	94%	659,444	353,375	87%
Total revenue	$2,387,412	$1,632,834	46%	$7,170,876	$4,883,944	47%
Cost of revenue	1,523,220	1,039,142	47%	4,592,586	3,128,866	47%
Gross profit	864,192	593,692	46%	2,578,290	1,755,078	47%
Selling, general and administrative expenses	710,950	431,425	65%	2,126,439	1,274,198	67%
Operating income	153,242	162,267	(6)%	451,851	480,880	(6)%
Interest expense and finance charges, net	80,815	49,293	64%	245,711	130,496	88%
Other expense (income), net	46,011	6,169	646%	19,772	19,266	3%
Income before income taxes	26,416	106,805	(75)%	186,368	331,118	(44)%
Provision for income taxes	9,785	29,170	(66)%	50,801	86,763	(41)%
Net income	$16,631	$77,635	(79)%	$135,567	$244,355	(45)%

Earnings per common share:
Basic	$0.25	$1.50		$2.00	$4.70
Diluted	$0.25	$1.49		$2.00	$4.67
Weighted-average common shares outstanding:
Basic	64,660	51,059		65,196	51,130
Diluted	64,749	51,209		65,311	51,384

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Nine Months Ended
	August 31, 2024	August 31, 2024
Revenue	$2,387,412	$7,170,876
Pro forma revenue growth	0.9%	1.5%
Foreign exchange impact	1.7%	1.6%
Pro forma constant currency revenue growth	2.6%	3.1%

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Operating income	$153,242	$162,267	$451,851	$480,880
Acquisition-related and integration expenses	36,055	18,494	97,134	31,470
Step-up depreciation	2,449	—	7,432	—
Amortization of intangibles	116,556	39,510	348,827	118,196
Share-based compensation	22,663	10,740	65,927	38,683
Non-GAAP operating income	$330,965	$231,011	$971,171	$669,229

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net income	$16,631	$77,635	$135,567	$244,355
Interest expense and finance charges, net	80,815	49,293	245,711	130,496
Provision for income taxes	9,785	29,170	50,801	86,763
Other expense (income), net	46,011	6,169	19,772	19,266
Acquisition-related and integration expenses	36,055	18,494	97,134	31,470
Step-up depreciation	2,449	—	7,432	—
Amortization of intangibles	116,556	39,510	348,827	118,196
Share-based compensation	22,663	10,740	65,927	38,683
Depreciation (exclusive of step-up depreciation)	57,115	38,246	180,864	114,632
Adjusted EBITDA	$388,080	$269,257	$1,152,035	$783,861

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Operating margin	6.4%	9.9%	6.3%	9.8%
Non-GAAP operating margin	13.9%	14.1%	13.5%	13.7%
Adjusted EBITDA margin	16.3%	16.5%	16.1%	16.0%

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net income	$16,631	$77,635	$135,567	$244,355
Acquisition-related and integration expenses	36,055	18,494	97,134	31,470
Step-up depreciation	2,449	—	7,432	—
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	13,716	—	25,556
Acquisition-related expenses included in other expense (income), net (1)	—	2,064	—	14,493
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,259	—	12,616	—
Change in acquisition contingent consideration included in other expense (income), net	10,500	—	(11,086)	—
Foreign currency losses (gains), net (4)	33,435	3,557	25,636	2,105
Amortization of intangibles	116,556	39,510	348,827	118,196
Share-based compensation	22,663	10,740	65,927	38,683
Income taxes related to the above (2)	(55,753)	(22,020)	(134,448)	(57,626)
Income tax effect of legal entity restructuring (5)	5,363	—	5,363	—
Non-GAAP net income	$192,158	$143,696	$552,968	$417,232

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net income	$16,631	$77,635	$135,567	$244,355
Less: net income allocated to participating securities	(558)	(1,282)	(4,865)	(4,178)
Net income attributable to common stockholders	16,073	76,353	130,702	240,177
Acquisition-related and integration expenses allocated to common stockholders	34,845	18,189	93,648	30,932
Step-up depreciation allocated to common stockholders	2,367	—	7,165	—
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders (1)	—	13,490	—	25,119
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	—	2,030	—	14,245
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	4,116	—	12,163	—
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	10,148	—	(10,688)	—
Foreign currency losses (gains), net allocated to common stockholders (4)	32,313	3,498	24,716	2,069
Amortization of intangibles allocated to common stockholders	112,645	38,858	336,309	116,175
Share-based compensation allocated to common stockholders	21,903	10,563	63,561	38,022
Income taxes related to the above allocated to common stockholders (2)	(53,882)	(21,656)	(129,623)	(56,641)
Income tax effect of legal entity restructuring allocated to common stockholders (5)	5,183	—	5,171	—
Non-GAAP net income attributable to common stockholders	$185,711	$141,325	$533,124	$410,098

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Diluted earnings per common share (“EPS”) (3)	$0.25	$1.49	$2.00	$4.67
Acquisition-related and integration expenses	0.54	0.36	1.43	0.60
Step-up depreciation	0.04	—	0.11	—
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	0.26	—	0.49
Acquisition-related expenses included in other expense (income), net (1)	—	0.04	—	0.28
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.06	—	0.19	—
Change in acquisition contingent consideration included in other expense (income), net	0.16	—	(0.16)	—
Foreign currency losses (gains), net (4)	0.50	0.07	0.38	0.04
Amortization of intangibles	1.74	0.76	5.15	2.26
Share-based compensation	0.34	0.21	0.97	0.74
Income taxes related to the above (2)	(0.84)	(0.43)	(1.99)	(1.10)
Income tax effect of legal entity restructuring (5)	0.08	—	0.08	—
Non-GAAP diluted EPS	$2.87	$2.76	$8.16	$7.98

Weighted-average number of common shares - diluted	64,749	51,209	65,311	51,384

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net cash provided by operating activities	$191,622	$211,416	$383,091	$448,744
Purchases of property and equipment	(62,746)	(43,936)	(178,891)	(115,717)
Free cash flow	128,876	167,480	204,200	333,027
Change in outstanding factoring balances	6,374	—	51,632	—
Adjusted free cash flow	$135,250	$167,480	$255,832	$333,027

	Forecast
	Three Months Ending November 30, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Revenue	$2,420,000	$2,470,000	$9,591,000	$9,641,000
Pro forma revenue growth (6)	0.1%	2.1%	1.1%	1.6%
Foreign exchange impact	(0.6)%	(0.6)%	1.1%	1.1%
Pro forma constant currency revenue growth	(0.5)%	1.5%	2.2%	2.7%

	Forecast
	Three Months Ending November 30, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Operating income	$159,600	$165,500	$611,200	$617,100
Amortization of intangibles	114,000	116,000	463,000	465,000
Share-based compensation	29,000	31,000	95,000	97,000
Acquisition-related and integration expenses	30,000	40,000	127,000	137,000
Step-up depreciation	2,400	2,500	9,800	9,900
Non-GAAP operating income	$335,000	$355,000	$1,306,000	$1,326,000

(1) Included in these amounts are a) bridge financing fees expensed and interest expenses associated with the senior notes, net of interest earnings on invested proceeds incurred in advance of the Webhelp Combination and b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the Webhelp Combination that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards, and effective in the fourth quarter of fiscal year 2023, certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 3.4% and 1.7% of net income, respectively, for the three months ended August 31, 2024 and 2023 and 3.6% and 1.7% of net income, respectively, for the nine months ended August 31, 2024 and 2023, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting. The reported amounts for non-GAAP net income and non-GAAP EPS for the three- and nine- months ended August 31, 2024 include adjustments to exclude these foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported for the corresponding period in fiscal year 2023. In order to enhance comparability, similar adjustments were made for non-GAAP net income and non-GAAP EPS for the three- and nine-months ended August 31, 2023.

(5) Represents the income tax impact related to certain legal entity restructuring activity.

(6) The supplemental pro forma revenue presented below is for illustrative purposes only, does not include the pro forma adjustments that would be required under Regulation S-X for pro forma financial information, is not necessarily indicative of the financial position or results of operations that would have been realized if the combination with Webhelp had been completed on December 1, 2022, does not reflect synergies that might have been achieved, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The supplemental pro forma financial information reflects pro forma adjustments to present the combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022. The supplemental pro forma financial information for the quarter and the fiscal year ended November 30, 2023 is as follows:

	Three Months Ended	Fiscal Year Ended
	November 30, 2023	November 30, 2023
Revenue	$2,417,417	$9,485,600